Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of August 17, 2020, among Starboard Value Acquisition Corp. a Delaware corporation (the “Company”), and each of the purchasers listed on the signature pages hereto (each a “Purchaser”, and collectively, the “Purchasers”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (such registration statement, as may be amended from time to time, the “Registration Statement”) for its initial public offering (“IPO”) of 30,000,000 units (or 34,500,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), one-sixth of one redeemable warrant (the “Detachable Redeemable Warrants”) and a contingent right to receive at least one-sixth of one redeemable warrant (as further described below) (the “Distributable Redeemable Warrants” and, together with the Detachable Redeemable Warrants, the “Redeemable Warrants”)), each whole Redeemable Warrant being exercisable to purchase one Class A Share at an exercise price of $11.50 per share;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, SVAC Sponsor LLC will purchase an aggregate of 5,333,333 warrants (or 5,933,333 warrants if the IPO Option is exercised in full) at a price of $1.50 per warrant, in a private placement that will close simultaneously with the IPO Closing (the “Private Placement Warrants”), each Private Placement Warrant exercisable for one Class A Share at $11.50 per share;

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, the holders of Public Shares (the “Public Stockholders”) have the right to redeem all or a portion of their Public Shares upon the completion of the Business Combination equal to the amount then in the Trust Account, and the Company has a payment obligation in satisfaction of any such exercised redemption rights (the “Redemption Obligation”), all as further described in the Registration Statement;

WHEREAS, the Company’s amended and restated certificate of incorporation (as it may be amended from time to time (the “Charter”)) will provide that at the time immediately prior to the closing of the Business Combination (the “Business Combination Closing”), 5,000,000 warrants (or 5,750,000 warrants if the IPO Option is exercised in full) (the “Aggregate Warrant Amount”) will be distributed as follows: (a) to the extent that no Public Stockholders redeem their Public Shares in connection with the Business Combination, the Aggregate Warrant Amount will be distributed to the Public Stockholders as Distributable Redeemable Warrants pro rata and (b) to the extent that any Public Stockholders redeem any of their Public Shares in connection with the Business Combination, then (i) one-sixth of one Distributable Redeemable Warrant will be distributed per each non-redeeming Public Share (collectively, the “Remaining Public Shares”) and (ii) the warrants in an amount equal to the Aggregate Warrant Amount less the number of warrants distributed pursuant to clause (i) will be distributed on a pro rata basis to (A) the holders of the Remaining Public Shares based on their percentage of Class A Shares held after redemptions and the issuance of any Forward Purchase Shares (as defined below) as Distributable Redeemable Warrants and (B) the Purchasers based on their percentage of Class A Shares held after redemptions and the issuance of any Forward Purchase Shares as Private Placement Warrants (the “Forward Purchase Warrants”) (the aggregate amount of Forward Purchase Warrants to be distributed pursuant to this clause (B), the “Aggregate Forward Purchase Warrants”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the Business Combination Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall, on a private placement basis, purchase from the Company the number of Forward Purchase Shares (as defined below) determined pursuant to Section 1(a)(ii) and receive Forward Purchase Warrants (as consideration for providing funding for the Redemption Obligation pursuant hereto), if any (the Forward Purchase Shares and the Forward Purchase Warrants collectively, the “Forward Purchase Securities”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.             Sale and Purchase.

(a)            Forward Purchase Shares and Forward Purchase Warrants.

(i)             The Company shall issue and sell to the Purchasers, severally and not jointly, and the Purchasers shall purchase from the Company, that number of Class A Shares (the “Forward Purchase Shares”) determined as set forth in Section 1(a)(ii), with the Forward Purchase Shares being allocated among the Purchasers as set forth on Schedule A.

(ii)            The aggregate number of Forward Purchase Shares to be purchased by the Purchasers shall be equal to the quotient of the lesser of (x) the aggregate amount necessary to satisfy the Redemption Obligations (the “Redemption Amount”) and (y) $100,000,000, as numerator (such lesser amount, the “Forward Purchase Price”), and $9.50, as denominator. No fractional Forward Purchase Shares shall be issued. In consideration for the Company’s issuance of the Forward Purchase Shares and Forward Purchase Warrants, each Purchaser shall pay to the Company its portion of the Forward Purchase Price as determined pursuant to Schedule A by wire transfer of U.S. dollars in immediately available funds on the terms and conditions set forth herein.

(iii)           The Purchasers shall also receive Forward Purchase Warrants, with each Purchaser receiving its share of the Aggregate Forward Purchase Warrants on a pro rata basis depending on the percentage of the number of Forward Purchase Shares to be acquired by such Purchaser and as set forth on Schedule A. The Purchasers acknowledge and agree that they will not be entitled to any Forward Purchase Warrants to the extent no Public Stockholder exercises its right to redeem its Public Shares in connection with the Business Combination. The Forward Purchase Warrants shall have the terms set forth in a warrant agreement to be entered into by the Company and a warrant agent in connection with the IPO (the “Warrant Agreement”).

(iv)           The Company shall require the Purchasers to purchase the Forward Purchase Shares by delivering notice to the Purchasers, at least three (3) Business Days before the Business Combination Closing (or such lesser number of days as the Purchasers may consent to in writing), specifying the number of Forward Purchase Shares the Purchasers are collectively required to purchase (as determined in accordance with Section 1(a)(ii)), the number of Forward Purchase Warrants they are entitled to receive, if any, the date of the Business Combination Closing and instructions for wiring the Forward Purchase Price (the “Company Notice”). The closing of the sale of Forward Purchase Shares and issuance of the Forward Purchase Warrants, if any (the “Forward Closing”), shall be held on the same date as and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, each Purchaser shall deliver to the Company, to be held in escrow until the Forward Closing, its portion of the Forward Purchase Price for its portion of the Forward Purchase Shares (as set forth on Schedule A) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Company Notice. Immediately prior to the Forward Closing on the Forward Closing Date, (a) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchasers, and (b) upon such release, the Company shall (x) issue the Forward Purchase Shares and Forward Purchase Warrants, if any, to each Purchaser, in the amounts set forth on Schedule A, in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by such Purchaser, as applicable, and (y) deliver each Purchaser a notice in accordance with Section 151(f) of the Delaware General Corporation Law (the “DGCL”) regarding the issuance of such Forward Purchase Shares in book-entry form to such Purchaser containing the legend set forth below. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchasers, provided that the return of the Forward Purchase Price shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder and the Company may provide a subsequent Company Notice pursuant to this Section 1(a)(iv). For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)           Legends. (1) Each book entry for the Forward Purchase Shares and the securities issuable upon exercise of the Forward Purchase Warrants shall contain a notation, each certificate (if any) evidencing the Forward Purchase Shares and the securities issuable upon exercise of the Forward Purchase Warrants shall be stamped or otherwise imprinted with a legend, and each notice given by the Company to any holder of any such Forward Purchase Shares or securities pursuant to Section 151(f) of the DGCL shall contain a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER, THE OTHER PURCHASERS AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(2) Each book entry for the Forward Purchase Warrants shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Warrants shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE WARRANT AGREEMENT BY AND AMONG STARBOARD VALUE ACQUISITION CORP. (THE “COMPANY”) AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED THE WARRANT AGREEMENT REFERRED TO HEREIN) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.”

(c)            Legend Removal. If the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants (and any Purchaser provides the Company with a written undertaking to sell its Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at any Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants without any such legend; provided that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants in violation of applicable law.

2.             Representations and Warranties of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, to the Company as follows, as of the date hereof:

(a)           Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)            Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)           Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering to the Purchaser of the Forward Purchase Securities and securities issuable upon exercise of the Forward Purchase Warrants is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act. The Purchaser understands that Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions prior to the Business Combination and may not be available for resale transactions after the Business Combination.

(h)           No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)            High Degree of Risk. The Purchaser understands that its agreement to acquire the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)            Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(k)           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(l)            No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(m)          Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(n)           Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(o)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Each Purchaser hereby expressly acknowledges and agrees (on their own behalf and on behalf of each other Purchaser Party) that, except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement, no Purchaser Party is relying on or has relied on any representations or warranties that may have been made by the Company, any Person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) or any other Person in connection with or regarding the Purchaser Parties’ entry into this Agreement or agreement to consummate the transactions contemplated hereby, the Company, this offering, the proposed IPO or a potential Business Combination.

3.             Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)           Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)           Capitalization. As of the date of this Agreement, the authorized share capital of the Company consists of:

(i)             200,000,000 Class A Shares, none of which are issued and outstanding.

(ii)            20,000,000 Class B common stock, par value $0.0001 per share (the “Class B Shares”), 8,625,000 of which are issued and outstanding, and 1,125,000 of which are subject to forfeiture depending on the extent to which the IPO over-allotment option is exercised. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)            1,000,000 preferred shares, none of which are issued and outstanding.

(c)            Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)            Valid Issuance of Forward Purchase Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Warrant Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and nonassessable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of each Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)            Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by each Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Charter or bylaws of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)           Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)           No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.             Registration Rights; Transfer

(a)            Registration. The Company agrees that each Purchaser shall have the registration rights set forth on Exhibit A (the “Registration Rights”).

(b)           Indemnification.

(i)            The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchasers (to the extent a seller under the Forward Registration Statement (as defined below)), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Purchasers, each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchasers furnished in writing to the Company by the Purchasers expressly for use therein. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities (as defined below) by the Company.

(ii)             Each Purchaser shall, severally and not jointly with any other selling stockholder named in the Forward Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein. In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Transfer. This Agreement and all of the Purchasers’ rights and obligations hereunder (including each Purchaser’s obligation to purchase the Forward Purchase Shares) may be transferred or assigned, at any time and from time to time, to one or more affiliates or third parties (each such transferee, a “Transferee”), subject to prior written consent of the Company. Notwithstanding the foregoing, any Purchaser transferring its rights and obligations hereunder shall remain bound by the obligations set forth in Section 5(b) and Section 5(c) following any such transfer. Upon any such assignment:

(i)              the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of Schedule B hereto (the “Transferee Joinder”), which shall reflect the number of Forward Purchase Shares to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchasers hereunder with respect to the Transferee Securities, including the right to receive the applicable number of Forward Purchase Warrants, if any, and references herein to the “Purchasers” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of each Purchaser and any such Transferee shall be several and not joint and shall be made as to each Purchaser or any such Transferee, as applicable, as to itself only; and

(ii)             upon a Transferee’s execution and delivery of a Transferee Joinder, the number of Forward Purchase Shares to be purchased by the transferring Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares to be purchased by the applicable Transferee pursuant to the applicable Transferee Joinder, which reduction shall be evidenced by such Purchaser and the Company amending Schedule C to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares” and “Aggregate Purchase Price for Forward Purchase Shares” on such Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Shares, and such transferring Purchaser shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder and shall lose its rights to receive the corresponding number of Forward Purchase Warrants. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule C and such Purchaser’s signature page hereto need be so amended and updated and executed by such Purchaser and the Company upon the occurrence of any such transfer of Transferee Securities.

5.            Additional Agreements and Acknowledgements of the Purchasers.

(a)           Trust Account.

(i)              Each Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(ii)             Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it. In the event any Purchaser has any Claim against the Company under this Agreement, such Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(b)           Voting. Each Purchaser hereby agrees (i) that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Purchaser shall vote any Class A Shares Shares owned by it in favor of any proposed Business Combination and (ii) to vote any Class A Shares owned by it in favor of any amendment to the Charter to (A) modify the substance or timing of the Company’s obligation to provide holders of the Class A Shares the right to have their Class A Shares redeemed or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination with 24 months from the IPO Closing or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity.

(c)           No Redemptions. Each Purchaser agrees not to redeem any Class A Shares owned by it in connection with the Business Combination.

(d)           No Short Sales. Each Purchaser hereby agrees that neither it, nor any Person acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.             Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Redeemable Warrants on the Nasdaq Stock Market LLC (or another national securities exchange).

7.             Forward Closing Conditions.

(a)           The obligation of the Purchasers to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i)             The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares;

(ii)            The Company shall have entered into the Warrant Agreement;

(iii)           The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)           The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing;

(v)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares or the issuance of the Forward Purchase Warrants to the Purchasers; and

(vi)           The Company shall have delivered to the Purchasers a certificate evidencing the Company’s good standing as a Delaware corporation.

(b)           The obligation of the Company to sell the Forward Purchase Shares and issue the Forward Purchase Warrants, if any, at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)             The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares;

(ii)            The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)           The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(iv)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares or the issuance of the Forward Purchase Warrants to the Purchasers.

8.            Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)           by mutual written consent of the Company and the Purchasers;

(b)           automatically:

(i)            if the IPO is not consummated on or prior to February 15, 2021; or

(ii)           if the Business Combination is not consummated within twenty-four (24) months from the IPO Closing or such later period approved by the Company’s stockholders in accordance with the Charter.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and each Purchaser’s funds paid in connection herewith shall be promptly returned to such Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.            General Provisions.

(a)           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Starboard Value Acquisition Corp., 777 Third Avenue, 18th Floor, New York, NY 10017, Attention: Martin McNulty, email: mmcnulty@starboardvalue.com, with a copy to the Company’s counsel at Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York, 10036, Attention: Alice Hsu, email: ahsu@akingump.com.

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)           No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the applicable Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing for a period of three (3) years.

(d)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)           Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchasers.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Shares.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Specific Performance. Each Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD By: Starboard Value LP, its investment manager

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY S LLC By: Starboard Value LP, its manager

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account By: Starboard Value GP LLC, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

[Signature Page to Forward Purchase Agreement]

STARBOARD VALUE AND OPPORTUNITY C LP By: Starboard Value R LP, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP By: Starboard Value L LP, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD X MASTER FUND LTD By: Starboard Value LP, its investment manager

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

COMPANY:

STARBOARD VALUE ACQUISITION CORP.

By:	/s/ Martin D. McNulty, Jr.
	Name:	Martin D. McNulty, Jr.
	Title:	Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

EXHIBIT A

REGISTRATION RIGHTS

1. Within thirty (30) days after the Business Combination Closing, the Company shall use commercially reasonable efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Forward Registration Statement”) of (x) the Forward Purchase Shares, (y) the Forward Purchase Warrants (including any Class A Shares issued or issuable upon the exercise of any such Forward Purchase Warrants) and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Forward Registration Statement to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Forward Registration Statement with respect to each Purchaser’s Registrable Securities until the earlier of (A) the date on which such Purchaser ceases to hold Registrable Securities covered by such Forward Registration Statement and (B) the date all of such Purchaser’s Registrable Securities covered by the Forward Registration Statement can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2. In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the SEC from registering all of the Registrable Securities on a Forward Registration Statement or the Staff requires that any Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on such Forward Registration Statement will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 of this Exhibit A shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3. If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of shares of common stock, or engage in an Underwritten Shelf Takedown (as defined below) off an existing registration statement (a “Company Offering”), then the Company will provide each Purchaser and its Transferee (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement Registrable Securities of each Purchaser (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Piggyback Holders in connection with an Underwritten Shelf Takedown, within three (3) Business Days) after receiving the Offer Notice, the Piggyback Holders may make a written request (a “Piggyback Request”) to the Company to include some or all of the Piggyback Holders’ Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering: (A) if the Registration Statement relating to the Company Offering is to be filed on behalf of the Company then the number of securities to be so included shall be allocated as follows (i) first, to the Company; and (ii) second, to the Piggyback Holders and holders of Class A Shares or other equity securities of the Company or other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons (pro rata based on the respective number of Registrable Securities held by such Person prior to the applicable Company Offering); and (B) if the Registration Statement relating to the Company Offering is to be filed on behalf of Other Holders then the number of securities to be so included shall be allocated as follows: (i) first to such Other Holders; (ii) second, to the Piggyback Holders and holders of Class A Shares or other equity securities of the Company other Persons that the Company is obligated to register in a registration effected in compliance with the requirements of the Securities Act, pursuant to separate written contractual arrangements with such Persons (pro rata based on the respective number of Registrable Securities held by such Person prior to the applicable Company Offering); and (iii) third, to the Company. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to any Piggyback Holder unless such Piggyback Holder agrees in writing to treat the contents of such Offer Notice as material non-public information.

4. At any time during which the Company has an effective Forward Registration Statement with respect to any Purchaser’s Registrable Securities, any such Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Forward Registration Statement, and the Company shall use commercially reasonable efforts to file, to the extent required by applicable law or regulation, a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. Such Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than four Underwritten Shelf Takedowns.

5. The determination of whether any offering of Registrable Securities pursuant to a Forward Registration Statement or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchasers, after consultation with the Company, and the Purchasers shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Piggyback Holders or Requesting Holders (as applicable) shall not have the right to make any determinations other than whether it wishes to include its Requesting Holder Securities in the prospectus supplement). The Purchasers shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6. In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchasers) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain each Forward Registration Statement (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchasers who will represent all the selling shareholders, and who may also serve as counsel to the Purchasers or the Company or both.

Exhibit A-2

8. The Company may suspend the use of a prospectus included in a Forward Registration Statement by furnishing to the Purchasers a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its stockholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchasers; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by such Forward Registration Statement, which consent shall not be unreasonably withheld; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to a Forward Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to such Forward Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9. The Purchasers agree that, except as required by applicable law, the Purchasers shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10. The Company’s obligation under paragraph 1 of this Exhibit A is subject to the Purchasers furnishing to the Company in writing such information as the Company reasonably requests for use in connection with a Forward Registration Statement, the related prospectus, or any amendment or supplement thereto.

12. The Company shall cooperate with the Purchasers, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Forward Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

13. If requested by any Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Purchaser holding any Registrable Securities.

Exhibit A-3

14. As long as any Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Purchasers with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as any Purchaser may reasonably request, all to the extent required from time to time, to enable such Purchaser to sell the Class A Shares held by such Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of such Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of any Purchaser under this Exhibit A may be assigned or delegated by such Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by such Purchaser to any permitted transferee or assignee.

Exhibit A-4